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                                                                   EXHIBIT 99.1

News Release

V.F. CORPORATION


FOR IMMEDIATE RELEASE

VF ANNOUNCES BROAD-BASED STRATEGIC REPOSITIONING DESIGNED TO IMPROVE PROFITABILITY AND SPUR GROWTH

In conjunction with this announcement, VF will host a conference call with investors and financial analysts on Wednesday, November 14 at 2:30 p.m. EST. The live broadcast of the call can be accessed via the Company's web site, www.vfc.com or www.streetevents.com.

GREENSBORO, NORTH CAROLINA - NOVEMBER 14, 2001 - VF CORPORATION (NYSE: VFC), the world's largest apparel company, announced a broad-based strategic repositioning program designed to improve profitability and spur future growth.

VF is taking actions that will change the Company's cost structure, brand portfolio and manufacturing mix. These actions should improve the Company's return on capital and drive increased value for its shareholders.

In conjunction with these actions, the Company has adopted a new set of long-term performance goals designed to support a targeted return on capital of 17%. These goals include sales growth of 6% annually, a 14% operating margin and a $200 million reduction in invested capital. The Company's debt-to-total capital ratio target of below 40% and its dividend payout target of 30% remain intact.

The Company has decided to exit its private label knitwear business, swimwear and a small specialty workwear business, move additional production to lower cost manufacturing areas, and consolidate its domestic intimate apparel headquarters in one location. The Company is also taking measures to reduce its overall cost structure, including capacity adjustments and workforce reductions. These actions will reduce the Company's costs by $115 million annually and will affect approximately 18%, or 13,000, of the Company's 71,500 employees worldwide. As a result, the Company will incur a charge to fourth quarter earnings of $280 million to $320 million, equal to approximately $1.74 to $1.98 per share. The charge will include cash costs of $120 million. The sale or other disposition of these assets should generate approximately $80 million of cash proceeds, resulting in a net cash outlay of $40 million.

"Current conditions dictate a different approach to how we manage and measure our business," said Mackey J. McDonald, chairman and chief executive officer. "Our profitability remains at healthy levels, our cash flow is strong and our balance sheet is powerful, yet our return on capital has declined in recent years. We strongly believe this trend can be reversed."
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                                                               November 14, 2001


He continued, "We have examined the returns generated by each and every one of our businesses to determine where capital should be invested and where it should be reduced. Our jeanswear, intimate apparel and outdoor businesses enjoy healthy returns on capital, and our acquisition and brand investment activities will be focused in these areas."

The Company anticipates that increased investment in its core brands and businesses, combined with an intensified acquisition program, will contribute to its 6% top line growth target. Mr. McDonald noted that top line growth will remain a challenge for apparel companies, given a flat to declining economy. "Fortunately, VF has the balance sheet, cash flow and operating skills to add new companies rapidly and efficiently, so acquisitions will clearly play an important role in our future growth," he said.

Cost reductions, capacity adjustments, increased offshore manufacturing and the exit of underperforming businesses will be the primary drivers in achieving a 14% operating margin.

Business exits and plant closures, and a continued focus on inventory and working capital management, are areas targeted for achieving a $200 million reduction in invested capital from year-end 2001 levels.

Specific actions the Company is taking include:

- BUSINESS EXITS. The Company has identified certain lower return and/or capital intensive businesses that it intends to sell or exit.

      - The Company has decided to exit its private label knitwear business, a vertically-integrated knitting, dyeing and finishing textile operation located in Martinsville, Virginia with approximately $200 million in sales in 2001. VF will retain its Tampa, Florida-based licensed sportswear business and will combine its Martinsville-based wholesale screenprint knitwear business with its workwear and uniform operations based in Nashville, Tennessee.

      - The Company is actively pursing the disposition of its Portland, Oregon-based Jantzen swimwear business, which has annual sales of approximately $100 million. While Jantzen continues to be a leading swimwear brand at retail, the seasonality and volatility of this business has affected its profitability.

      - The Company will also exit a small specialty workwear business, bringing to $310 million the total annual sales of businesses to be exited. These businesses are expected to report a small loss in 2001.

- REDEFINED COST STRUCTURE AND CAPACITY ADJUSTMENTS. The Company is lowering its overall cost structure by $115 million, annually by closing plants and distribution centers and reducing its workforce.
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                                                               November 14, 2001


      - The Company is aligning capacity with current demand and adopting a more aggressive approach to global sourcing by reducing domestic production and moving to lower cost manufacturing locations or to independent contractors.

      - To better serve its intimate apparel customers and reduce costs, the Company will be integrating its New York City-based Bestform headquarters with its Vanity Fair and Vassarette businesses located near Atlanta, Georgia.

      - The Company is also undertaking additional cost saving actions through staff reductions across its businesses.

- INVESTMENTS TO SPUR FUTURE GROWTH. The Company is committed to investing in its jeanswear, intimate apparel and outdoor businesses, which enjoy attractive returns on capital.

      - The Company has targeted a 10% increase in brand investment in 2002. These investments will be focused on specific new product and marketing opportunities primarily across the Company's leading jeanswear, intimate apparel and outdoor brands.

      - The Company has also intensified its acquisition search. Following the successful integration of The North Face, Eastpak and H.I.S businesses, which were acquired in 2000, the Company is aggressively seeking to add brands and companies to complement its core businesses that will enable it to reach new consumer segments and international markets.

OUTLOOK

The Company reiterates its guidance of October 17 regarding fourth quarter sales and earnings. The Company anticipates meeting its goal of reducing inventories $100 million below 2000 levels and continues to expect cash flow from operations to approximate $450 million to $500 million. The Company will announce its fourth quarter and full year results on February 12, 2002.

Looking forward, the Company believes the actions being taken will enable it to achieve a significant improvement in profitability in its core businesses. The Company expects its return on capital could expand by three percentage points and is targeting an additional $100 million reduction in inventories. However, the Company also noted that operating losses that will be incurred as businesses are phased out, and other costs related to these restructuring actions that cannot be accrued in 2001 under current accounting guidelines, are likely to total $25 million in 2002. Sales of continuing businesses could decline slightly in 2002, as the Company continues to believe that the economic environment and consumer spending on apparel will remain under pressure.
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                                                               November 14, 2001


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of the retail industry; actions of competitors and customers that may impact the Company's business; completion of software developed by outside vendors and the related implementation of the Company's common systems project; the ability to execute its restructuring initiatives and to achieve the anticipated cost savings; the availability of new acquisitions that increase shareholder value and the Company's ability to integrate new acquisitions successfully; and the impact of economic changes in the markets where the Company competes, such as changes in interest rates, currency exchange rates, inflation rates, recession, and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, knitwear, workwear, playwear, daypacks and swimwear. Its principal brands include Lee, Wrangler, Riders, Rustler, Vanity Fair, Vassarette, Bestform, Lily of France, Lee Sport, Healthtex, Jantzen, Red Kap, JanSport, Eastpak and The North Face.

VF Corporation's press releases, annual report and other information can be accessed through the Company's home page at www.vfc.com.


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